Franklin BSP Realty Trust Supplemental Information First Quarter 2023

Important Information 2 The information herein relates to the Company’s business and financial information as of March 31, 2023 and does not reflect subsequent developments. Risk Factors Investing in and owning our common stock involves a high degree of risk. See the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 16, 2023, and the risk disclosure in our subsequent SEC-filed periodic reports, for a discussion of these risks. Forward-Looking Statements Certain statements included in this presentation are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Franklin BSP Realty Trust, Inc. (“FBRT” or the “Company”) and may include the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual outcomes to differ materially from our forward-looking statements include, macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, and the financial stability of our borrowers, and the other factors set forth in the risk factors section of our most recent Form 10-K and Form 10-Q. The extent to which these factors impact us and our borrowers will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. Additional Important Information The summary information provided in this presentation does not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. This summary is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. This summary is not advice, a recommendation or an offer to enter into any transaction with us or any of our affiliated funds. There is no guarantee that any of the goals, targets or objectives described in this summary will be achieved. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal, ERISA or tax advice or investment recommendations. Investors should also seek advice from their own independent tax, accounting, financial, ERISA, investment and legal advisors to properly assess the merits and risks associated with their investment in light of their own financial condition and other circumstances. The information contained herein is qualified in its entirety by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You may obtain a copy of the most recent Annual Report or Quarterly Report by calling (844) 785-4393 and/or visiting www.fbrtreit.com. This presentation contains information regarding FBRT’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings and Run-Rate Distributable Earnings. Please refer to the appendix for the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures. PAST PERFORMANCE IS NOT A GUARANTEE OR INDICATIVE OF FUTURE RESULTS. INVESTMENTS INVOLVE SIGNIFICANT RISKS, INCLUDING LOSS OF THE ENTIRE INVESTMENT. There is no guarantee that any of the estimates, targets or projections illustrated in this summary will be achieved. Any references herein to any of the Company’s past or present investments, portfolio characteristics, or performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments will be profitable or will equal the performance of these investments. There can be no guarantee that the investment objective of the Company will be achieved. Any investment entails a risk of loss. An investor could lose all or substantially all of his or her investment. Please refer to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a more complete list of risk factors. The following slides contain summaries of certain financial information about the Company. The information contained in this presentation is summary information that is intended to be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.

FBRT 1Q 2023 Financial Update 3

FBRT 1Q 2023 Financial Update: First Quarter 2023 Highlights 4 1. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards. 2. Please see appendix for GAAP net income to Distributable Earnings and Run-Rate Distributable Earnings calculation. 3. Adjusted for accumulated depreciation and amortization of real property of $5.2 million. 4. Cash excludes restricted cash. Total liquidity amount includes the cash available we can invest at a market advance rate utilizing our available capacity on financing lines. 5. Including new commitments on existing loans, total new commitments in the quarter was 5 loans for $203 million. Earnings ― GAAP Net Income of $43.8 million and $0.44 per diluted common share and $0.44 per fully converted share (1) ― Distributable Earnings (2) of $44.8 million and $0.44 per fully converted share (1) ― Declared a cash dividend of $0.355 per share, representing a yield of 9.0% on book value per share, fully converted (1). GAAP and Distributable Earnings (2) dividend coverage of 124% and 125%, respectively Capitalization ― Book value per share, fully converted is $15.78 vs. $15.78 last quarter (1). Undepreciated book value per share, fully converted is $15.86 (1), (3) ― Net debt to equity is 2.3x; recourse net debt to equity is 0.5x ― 79% of financing sources are non-mark-to-market on our core book ― $1.0 billion of liquidity of which $230 million is cash and $15 million is CLO reinvest available (4) ― FBRT repurchased 313 thousand shares for $3.7 million. $44.8 million remains available under the company’s repurchase program ― FBRT repurchased $17.5 million notional of its unsecured debt at a purchase price of 75% Investments ― Core portfolio: closed $200 million of commitments on new investments (5) and funded $193 million of principal balance including future funding on existing loans. Received loan repayments of $381 million for a net reduction in our loan portfolio of $188 million in the quarter (5) Portfolio ― Core portfolio of 157 CRE loans and $5.1 billion of principal balance, average size of $32 million and 76% multifamily. During the quarter, two assets were removed from the watch list. Three assets remain on the watch list at quarter-end ― Post quarter-end, two assets were removed from the watch list and one asset remains on the watch list

FBRT 1Q 2023 Financial Update:
QTD Highlights

FRANKLIN BSP REALTY TRUST

Income Statement

Net interest income / other income	$61.6
Operating expenses [(1)]	(18.1)
Trading and derivatives gain/(loss) on ARMs/Securities	3.6
Provision for credit loss	(4.4)
Other income/(loss)	1.1
GAAP net income (loss)	**$43.8**
Adjustments to GAAP net income (loss) [(2)]	0.9
Distributable Earnings [(2)]	**$44.8**
Realized trading and derivatives (gain)/loss on ARMs	(2.2)
Run-Rate Distributable Earnings [(2)]	**$42.5**
Run-Rate Distributable Earnings per share, fully converted [(2),(3)]	$0.42
Run-Rate Distributable Earnings return on common equity [(2)]	10.5%
GAAP net income (loss) per share, fully converted [(3)]	$0.44
GAAP return on common equity	11.0%
Distributable Earnings per share, fully converted [(2), (3)]	**$0.44**
Distributable Earnings return on common equity [(2)]	**11.1%**
Distributable Earnings dividend coverage, fully converted [(2), (3)]	**125.3%**
Dividend per share	$0.355
Dividend per share yield on book value	9.0%

Balance Sheet - Assets (End of Quarter)

Total core portfolio	$5,022.8
Total real estate securities	$246.0
Cash and restricted cash	$237.3
CLO reinvestment available	$15.1
Other assets	$317.9
Total assets	**$5,839.0**

Balance Sheet - Debt & Equity

Collateralized loan obligations	3,052.8
Warehouse	604.4
Repo - securities	228.9
Asset specific financings	103.1
Unsecured debt	81.2
Total Debt	**$4,070.5**
Preferred equity [(4)]	348.5
Common stock/retained earnings [(5)]	1,332.2
Total equity [(4)]	1,680.7
Book value per share, fully converted [(3)]	**$15.78**
Net debt/total equity	**2.28x**
Recourse net debt/total equity	**0.46x**

Note: All numbers in millions except per share and share data.

1. Does not include conduit operating expenses which are reported under Other income / (loss).
2. Please see appendix for the detail on the adjustments from GAAP net income to Distributable Earnings and Run Rate Distributable Earnings.
3. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.
4. Includes $90 million of preferred equity that converts to common equity on 1/19/24, subject to the holder's right to accelerate the conversion. These amounts are reflected as temporary equity on the consolidated balance sheets. The remaining $259 million of preferred equity represents the E class, which does not convert to common equity.
5. Includes non-controlling interest.

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FBRT 1Q 2023 Financial Update: Earnings and Distributions 6 Note: All numbers in millions except per share data. 1. Please see appendix for GAAP net income to Distributable Earnings calculation. 2. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards. GAAP Net Income (Loss) ($M)Distributable Earnings ($M) (1) ($25.7) $35.3 $27.2 $43.8 2Q'22 3Q'22 4Q'22 1Q'23 $30.7 $34.4 $38.8 $44.8 2Q'22 3Q'22 4Q'22 1Q'23 $0.355 $0.355 $0.355 $0.355 Dividend per share $0.29 $0.33 $0.37 $0.44 Distributable earnings per share, fully converted (1), (2) 81% 93% 104% 125% Distributable dividend coverage, fully converted (1), (2)

FBRT 1Q 2023 Financial Update: Core Loan Originations 7 Note: All numbers in millions. Numbers in charts above represent principal balance. 1. As of March 31, 2023, future funding remaining on the loans outstanding was $491 million. 2. Includes full paydowns, dispositions, partial paydowns and amortization. 1Q 2023 ($M) (2) (1)

FBRT 1Q 2023 Financial Update: Capitalization Overview 1. On our core book (excluding repo-securities), 79% of financings are non-mark-to-market. 8 Collateralized Loan Obligations 75% Warehouse 15% Repo - Securities 6% Asset Specific Financings 3% Unsecured Debt 2% Financing Sources (1) FBRT average debt cost including financing costs was 6.7% in 1Q23 vs. 5.8% last quarter Net Leverage $4.1Bn Total Debt 0.46x 2.28x 0.00x 0.50x 1.00x 1.50x 2.00x 2.50x Recourse Leverage Total Leverage

FBRT 1Q 2023 Financial Update: Financing Detail 9 1. Outstanding balance at March 31, 2023 and net of tranches held by FBRT. 2. Cost of debt is shown before discount and transaction costs. 3. Commitment for loans. Excludes bond repurchase agreements and unsecured debt of $81.2 million. CLO Name Debt Amount (1) Reinvest End Date Cost of Debt BSPRT 2019-FL5 $141 million Ended L + 1.90% BSPRT 2021-FL6 $585 million 9/15/23 L + 1.42% BSPRT 2021-FL7 $722 million 12/15/23 L + 1.64% BSPRT 2022-FL8 $960 million 2/15/24 S + 1.72% BSPRT 2022-FL9 (2) $671 million 7/15/24 S + 2.80% Total $3,079 million CLO reinvestment available $15 million Repo – Securities (outstanding) $229 million Name Commitment (3) Barclays (Warehouse) $500 million Wells Fargo $500 million JP Morgan $500 million Atlas SP Partners $600 million Barclays (Secured Revolver) $250 million Webster Bank loan participation $59 million Customers Bank loan participation $20 million Total $2,429 million CLOs Warehouse/Revolver/Other

FBRT 1Q 2023 Financial Update: Liquidity 10Note: All numbers in millions. 1. Represents cash available we can invest at a market advance rate utilizing our available capacity on financing lines. Liquidity ($M) (1)

Portfolio 11

Portfolio: Core Loan Portfolio Composition 12 1. Regions included: New England, Plains, Rocky Mountain. Mezzanine 0.5% Senior 99.5% Southeast 40% Southwest 34% Mideast 10% Far West 4% Great Lakes 3% Various(1) 9% Floating 98% Fixed 2% Portfolio Summary Collateral Summary Collateral by Region Rate Type Portfolio Overview − $5.1 billion total portfolio − 150 senior loans; average size of ~$34 million − 7 mezzanine loans; average size of ~$3 million − Two non-performing loans Multifamily 76% Office 6% Hospitality 12%Retail 2% Industrial 2% Other 2%

Portfolio: Core Originations in the Quarter 13Note: All numbers in millions. Charts shown above are based on the initial funding/unpaid principal balance of the newly originated loans. Originations activity presented above excludes add-ons to existing investments. 1. All-in coupon based on the 1- month SOFR index as of 3/31/23. − 4 loans; $200 million total commitment ($120 million of initial funding / $80 million of future funding) − 5.80% weighted average spread; 10.60% all-in coupon(1). 1.0% and 1.0% weighted average origination and exit fees, respectively By Collateral By Region By State Overview Various 100% Hospitality 100% Various 100%

Portfolio:
Core Portfolio - Case Studies: Watch List Loans (Risk Rating 4&5)

FRANKLIN BSP REALTY TRUST

Investment	Brooklyn Hotel	Single Tenant Retail Portfolio	CBD Office Complex
Loan Type	Floating Rate Senior Loan	Floating Rate Senior Loan	Floating Rate Senior Loan & Mezzanine Loan
Investment Date	Q4 2017	Q2 2022	Q1 2020
Default Date	Q2 2019	Q2 2022	None
Non-Accrual	Yes	Yes	No
Collateral	147-Key Hotel	9 Freestanding Retail Properties	124k Square Foot Office Complex
Loan Purpose	Refinance	Refinance	Acquisition
Location	Brooklyn, New York	Various	Portland, Oregon
Loan Risk Rating	4	5	4

Post quarter-end update:

- **Single Tenant Retail Portfolio:** As of April 28, 2023, we have completed foreclosure and received deeds from the borrower on all 24 properties. 10 properties foreclosed end of Q4, 15 properties foreclosed end of Q1 and all 24 properties foreclosed as of today. As such, the loan has been removed from watch list and the properties reside in foreclosure REO.
- **Brooklyn Hotel:** On April 18, 2023, sale closed for a total sale price of $96 million, comprising cash and new indebtedness. As a result of the sale, we received the full principal amount of the loan and approximately $20 million of additional proceeds after payment of all related closing expenses. As such, the loan has been removed from watch list.

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Portfolio:
Foreclosure Real Estate Owned ("REO")

FRANKLIN BSP REALTY TRUST

Investment	Single Tenant Retail Portfolio	Class A Multifamily Property	Office Tower
Loan Investment Date	Q2 2022	Q4 2019	Q3 2018
Foreclosure / Deed-In-Lieu Date	Q4 2022 - Q1 2023	Q4 2022	Q4 2022
Collateral Type	Retail	Multifamily	Office
Collateral Detail	15 Freestanding Retail Properties	71-Unit Mid-Rise Apartment Building	21-Story Office Tower
Location	Various	New Rochelle, New York	St. Louis, Missouri

Post quarter-end update:

- **Single Tenant Retail Portfolio:** As of April 28, 2023, we have completed foreclosure and received deeds from the borrower on all 24 properties. 10 properties foreclosed end of Q4, 15 properties foreclosed end of Q1 and all 24 properties foreclosed as of today. As such, the loan has been removed from watch list and the properties reside in foreclosure REO.

Note: Foreclosure REO is $102 million of book value. In addition, FBRT owns an investment REO with a total net book value of $132 million, which is not presented above.

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Appendix 16

Appendix:
Core Portfolio - FBRT Portfolio Details – Top 15 Loans

FRANKLIN BSP REALTY TRUST

	Loan Type	Origination Date	Initial Total Commitment	Principal Balance	Carrying Value	Spread	All-in Yield (1)	Fully Extended Maturity	State	Collateral Type	As-is LTV (2)
Loan 1	Senior Loan	6/1/22	$153	$137	$136	+ 3.95%	9.25%	6/9/27	Various	Multifamily	67.8%
Loan 2	Senior Loan	5/26/21	155	133	133	+ 4.75%	10.06%	6/9/26	Florida	Multifamily	55.8%
Loan 3	Senior Loan	2/9/23	120	120	119	+ 4.90%	10.37%	2/9/28	Various	Hospitality	53.6%
Loan 4	Senior Loan	9/19/22	235	93	93	+ 6.52%	13.51%	4/16/24	Florida	Multifamily	50.1%
Loan 5	Senior Loan	2/25/22	86	86	86	+ 3.24%	8.53%	3/9/26	New Jersey	Multifamily	60.0%
Loan 6	Senior Loan	2/24/22	86	86	85	+ 3.15%	8.69%	3/9/27	North Carolina	Multifamily	69.6%
Loan 7	Senior Loan	6/1/22	86	82	82	+ 3.95%	9.25%	6/9/27	North Carolina	Multifamily	71.8%
Loan 8	Senior Loan	2/10/22	82	82	82	+ 3.20%	8.38%	2/9/27	Florida	Multifamily	74.5%
Loan 9	Senior Loan	12/15/21	84	81	81	+ 3.21%	8.26%	1/9/27	North Carolina	Multifamily	76.1%
Loan 10	Senior Loan	12/21/21	79	78	78	+ 3.45%	8.45%	1/9/27	Florida	Multifamily	78.8%
Loan 11	Senior Loan	3/31/21	79	76	76	+ 2.95%	8.01%	4/9/26	Texas	Multifamily	72.6%
Loan 12	Senior Loan	5/18/22	71	71	71	+ 3.80%	9.09%	6/9/27	Georgia	Multifamily	77.9%
Loan 13	Senior Loan	6/14/22	71	69	69	+ 3.45%	9.06%	6/9/27	Georgia	Multifamily	71.6%
Loan 14	Senior Loan	9/20/21	70	67	67	+ 3.25%	8.60%	10/9/26	South Carolina	Multifamily	77.1%
Loan 15	Senior Loan	11/30/21	69	67	67	+ 2.88%	8.23%	12/9/26	Texas	Multifamily	74.8%
Loans 16 - 157	Senior & Mezz Loans	Various	4,343	3,748	3,728	+ 3.96%	9.32%	Various	Various	Various	67.0%
CECL Reserve					(30)						
Total/Wtd. avg.			**$5,868**	**$5,076**	**$5,021**	**+ 3.94%**	**9.32%**	**3.3 years**			**67.6%**
Average Loan Size			**$37**	**$32**	**$32**						

Note: All numbers in millions.
1. All-in Yield defined as: (1) current spread of the loan plus (2) any applicable index or index floor plus (3) origination and exit fees amortized over the initial maturity date of the loan.
2. As-is loan to value percentage is from metrics at origination. Predevelopment construction loans at origination will not have an LTV and therefore is nil.

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Appendix: Core Portfolio - Risk Ratings 18 Note: Principal balance in millions. Risk Rating # of Loans 1 133 20 2 1 + vs 4Q22 +1 +6 +8 - - - vs 4Q22 - -14 -3 -2 - +/- vs 4Q22 +1 -8 +5 -2 - Principal Balance $31 $4,491 $425 $90 $38 Non-Accrual - - - 1 1 Average risk rating was 2.1 for the quarter vs. 2.2 last quarter 0.6% 88.5% 8.4% 1.8% 0.8% 1 2 3 4 5

Appendix: Earnings Sensitivity 19 Note: Reflects illustrative earnings impact of an increase in the floating-rate indices referenced by our portfolio, assuming no change in credit spreads, portfolio composition or asset performance. ($0.04) $0.00 $0.08 $0.16 $0.24 $0.32 -0.25% 3/31/23 +0.50% +1.00% +1.50% +2.00% Change in Floating Base Rate Indices Positive earnings correlation to rising rates Sensitivity on Index Rates (Annual EPS Impact) As of 4/28/23: 1M LIBOR: 5.06% 1M SOFR: 5.02% As of 3/31/23 1M LIBOR = 4.86% 1M SOFR = 4.80%

Appendix: Rate Cap Sensitivity 20Note: The above analysis assumes fixed rates loan have rate caps that are always active and do not expire. 1. Loans without rate caps includes loans that previously had rate caps, but have expired as of 3/31/23. 90%; 142 92%; 145 92%; 145 Current (as of 3/31/23) +0.50% +1.00% Change in Floating Base Rate Indices All loans with rate caps are activated at +0.50% and above 92% of our loans have a rate cap (average of 2.4% rate cap) and 90% were activated as of 3/31/23 Percentage and Number of Loans with Rate Caps Activated loans loans loans

Appendix: Core Portfolio – Allowance For Loan Loss 21 Note: All numbers in millions. Allowance for loan loss above includes future funding. Allowance for Loan Loss by Collateral Type $ millions Allowance for Loan Loss Balance at 12/31/22 - General Reserve $26.9 Provision for Credit Loss - General Reserve 3.5 Allowance for Loan Loss Balance at 3/31/23 - Before Asset-Specific Reserve $30.4 Asset-Specific Reserve at 12/31/22 14.2 Provision for Credit Loss - Asset-Specific 0.8 Charge-Off at 3/31/23 - Asset-Specific (15.1) Allowance for Loan Loss Balance at 3/31/23 - Including Asset-Specific Reserve $30.4 Portfolio Principal Balance $5,076 Total Allowance for Loan Loss % of Portfolio 0.6% Multifamily 66% Hospitality 18% Office 15% Other 1%

Appendix:
Segment Reporting Summary

	Nominal ($000s)	Weighted Average Shares Outstanding, Fully Converted [3]	Earnings Per Share, Fully Converted [3]	Daily Average Common Equity ($000s)	Return on Common Equity
GAAP Net Income (Loss)	$43,839	88,916,252	$0.44	$1,422,565	11.0%
Run-Rate Distributable Earnings [1]	$42,541	88,916,252	$0.42	$1,422,565	10.5%
Distributable Earnings [1]	$44,775	88,916,252	$0.44	$1,422,565	11.1%
GAAP Net Income (Loss):					
Core [2]	40,544	85,719,923	$0.42	1,371,428	10.4%
Securities	3,295	3,196,329	$1.03	51,138	25.8%
Total	**$43,839**	**88,916,252**	**$0.44**	**$1,422,565**	**11.0%**
Run-Rate Distributable Earnings: [1]					
Core [2]	42,606	85,719,923	$0.44	1,371,428	10.9%
Securities	(66)	3,196,329	($0.02)	51,138	(0.5%)
Total	**$42,541**	**88,916,252**	**$0.42**	**$1,422,565**	**10.5%**
Distributable Earnings: [1]					
Core [2]	42,606	85,719,923	$0.44	1,371,428	10.9%
Securities	2,168	3,196,329	$0.68	51,138	17.0%
Total	**$44,775**	**88,916,252**	**$0.44**	**$1,422,565**	**11.1%**

Note: All numbers in thousands except share and per share data. "nm" represents not meaningful.
1. Please see appendix for the detail on the adjustments from GAAP net income to Distributable Earnings and Run Rate Distributable Earnings.
2. Includes the real estate debt and other real estate investments segment, TRS segment and real estate owned segment. The preferred E dividend is subtracted from the earnings for the earnings per share and return on common equity calculations.
3. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.

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Appendix:
GAAP Net Income to Distributable Earnings Reconciliation

FRANKLIN BSP REALTY TRUST

	2Q'22	3Q'22	4Q'22	1Q'23
GAAP Net Income (Loss)	**(25.7)**	**35.3**	**27.2**	**43.8**
Adjustments:				
CLO Amortization Acceleration/CLO Call (1)	3.2	(1.2)	(1.4)	(1.5)
Unrealized (Gain)/Loss (2)	19.9	1.1	6.2	0.6
Subordinated Performance Fee (3)	(3.5)	(2.5)	(2.5)	(0.6)
Non-Cash Compensation Expense	-	0.8	2.7	1.0
Depreciation & Amortization	1.3	1.3	1.5	1.8
(Reversal of) / Provision for Credit Loss	32.5	(0.6)	5.1	4.4
Loan Workout Charges (4)	3.0	0.2	-	-
Realized Gain on Debt Extinguishment	-	-	-	(4.8)
Realized trading and derivatives (gain)/loss on ARMs	(5.9)	(0.2)	(0.2)	(2.2)
Run-Rate Distributable Earnings (5)	**24.8**	**34.3**	**38.6**	**42.5**
Realized trading and derivatives gain/(loss) on ARMs	5.9	0.2	0.2	2.2
Distributable Earnings	**30.7**	**34.4**	**38.8**	**44.8**
Preferred Equity E Class Dividend	(4.8)	(4.8)	(4.8)	(4.8)
Depreciation and amortization attributed to noncontrolling interests of joint ventures	-	-	(1.4)	(0.4)
Noncontrolling interests in joint ventures net (income)/loss	-	-	0.2	(0.0)
Distributable Earnings to Common (6)	**25.9**	**29.6**	**32.8**	**39.6**
Average Common Stock & Common Stock Equivalents (7)	1,470.6	1,422.0	1,416.7	1,422.6
GAAP Net Income (Loss) ROE	(8.3%)	8.6%	6.4%	11.0%
Run-Rate Distributable Earnings ROE	5.4%	8.3%	9.2%	10.5%
Distributable Earnings ROE	7.0%	8.3%	9.2%	11.1%
GAAP Net Income / (Loss) Earnings Per Share, Diluted	($0.43)	$0.34	$0.25	$0.44
Fully Converted Weighted Average Shares Outstanding (8)	89,995,323	89,971,458	88,704,093	88,916,252
GAAP Net Income / (Loss) Earnings Per Share, Fully Converted (9)	($0.34)	$0.34	$0.25	$0.44
Run-Rate Distributable Earnings Per Share, Fully Converted (9)	$0.22	$0.33	$0.37	$0.42
Distributable Earnings Per Share, Fully Converted (9)	$0.29	$0.33	$0.37	$0.44

Note: All numbers in millions except share and per share data.

1. Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings
2. Represents unrealized gain and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value, (iii) derivatives. and (iv) ARMs securities.
3. Subordinated performance fees that are positive represents subordinated performance fees that were accrued during the quarter, but not paid in cash. Subordinated performance fees that are negative represents subordinated performance fees that were paid in cash in the quarter related to accruals from prior quarters.
4. Represents loan workout expenses the Company incurred, which the Company deems likely to be recovered.
5. Equal to Distributable Earnings excluding the realized trading and derivatives gain/loss on ARMs.
6. Distributable Earnings to common is net of preferred equity E class dividend payment and noncontrolling interests in joint ventures.
7. Represents the average of all equity except the preferred equity E class.
8. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.
9. Calculated as GAAP net income less preferred dividend on preferred equity E class plus non-controlling interests in joint ventures or Distributable Earnings to Common divided by fully converted weighted average shares outstanding.

23

Appendix: Book Value Per Share & Shares Outstanding 24 Note: All numbers in thousands except per share and share data. Preferred stock values expressed in common stock equivalents. 1. Fully-converted book value per share reflects full conversion of our Series H and Series I convertible preferred stock and vesting of our outstanding equity compensation awards. 2. Excluding the amounts for accumulated depreciation and amortization of real property of $6.5 million and $5.2 million as of March 31, 2023 and December 31, 2022, respectively, would result in a fully-converted book value per share of $15.86 and $15.84 as of March 31, 2023 and December 31, 2022, respectively. March 31, 2023 December 31, 2022 Stockholders' equity applicable to convertible common stock $ 1,400,667 $ 1,398,986 Shares: Common stock 82,572,550 82,479,743 Equity compensation awards (restricted stock and restricted stock units) 791,421 513,041 Series H convertible preferred stock 5,370,498 5,370,640 Series I convertible preferred stock — 299,200 Total outstanding 88,734,469 88,662,624 Fully-converted book value per share (1) (2) $ 15.78 $ 15.78

25 Appendix: FBRT Income Statement Three Months Ended March 31, 2023 2022 Income: Interest income $ 130,536 $ 75,258 Less: Interest expense 71,075 22,480 Net interest income 59,461 52,778 Revenue from real estate owned 3,312 2,312 Total income $ 62,773 $ 55,090 Expenses: Asset management and subordinated performance fee $ 8,085 $ 6,745 Acquisition expenses 378 315 Administrative services expenses 4,029 3,353 Professional fees 4,814 6,159 Share-based compensation 1,022 500 Depreciation and amortization 1,805 1,295 Other expenses 2,166 1,762 Total expenses $ 22,299 $ 20,129 Other (income)/loss: Provision/(benefit) for credit losses $ 4,360 $ (955) Realized (gain)/loss on extinguishment of debt (4,767) — Realized (gain)/loss on sale of real estate securities (596) — Realized (gain)/loss on sale of commercial mortgage loans, held for sale, measured at fair value — (1,889) (Gain)/loss on other real estate investments, measured at fair value 1,339 29 Unrealized (gain)/loss on commercial mortgage loans, held for sale, measured at fair value (347) 939 Trading (gain)/loss (2,968) 88,435 Unrealized (gain)/loss on derivatives 320 4,963 Realized (gain)/loss on derivatives (44) (34,030) Total other (income)/loss $ (2,703) $ 57,492 Income/(loss) before taxes 43,177 (22,531) Provision/(benefit) for income tax (662) (24) Net income/(loss) $ 43,839 $ (22,507) Net (income)/loss attributable to non-controlling interest (9) — Net income/(loss) attributable to Franklin BSP Realty Trust, Inc. $ 43,830 $ (22,507) Less: Preferred stock dividends 6,748 21,011 Net income/(loss) applicable to common stock $ 37,082 $ (43,518) Basic earnings per share $ 0.44 $ (0.99) Diluted earnings per share $ 0.44 $ (0.99) Basic weighted average shares outstanding 82,774,771 43,956,965 Diluted weighted average shares outstanding 82,774,771 43,956,965

26 Appendix: FBRT Balance Sheet March 31, 2023 December 31, 2022 ASSETS (Unaudited) Cash and cash equivalents $ 230,405 $ 179,314 Restricted cash 6,874 11,173 Commercial mortgage loans, held for investment, net of allowance of $28,751 and $40,848 as of March 31, 2023 and December 31, 2022, respectively 5,022,750 5,228,928 Commercial mortgage loans, held for sale, measured at fair value 15,928 15,559 Real estate securities, trading, measured at fair value 133,705 235,728 Real estate securities, available for sale, measured at fair value, amortized cost of $113,588 and $220,635 as of March 31, 2023 and December 31, 2022, respectively 112,329 221,025 Derivative instruments, measured at fair value 325 415 Receivable for loan repayment 18,197 42,557 Accrued interest receivable 36,337 34,007 Prepaid expenses and other assets 19,372 15,795 Intangible lease asset, net of amortization 59,022 54,831 Real estate owned, net of depreciation 148,624 127,772 Real estate owned, held for sale 35,158 36,497 Total assets $ 5,839,026 $ 6,203,601 LIABILITIES AND STOCKHOLDERS' EQUITY Collateralized loan obligations $ 3,052,802 $ 3,121,983 Repurchase agreements - commercial mortgage loans 604,421 680,859 Repurchase agreements - real estate securities 228,934 440,008 Mortgage note payable 23,998 23,998 Other financing and loan participation - commercial mortgage loans 79,121 76,301 Unsecured debt 81,220 98,695 Derivative instruments, measured at fair value 294 64 Interest payable 12,690 12,715 Distributions payable 36,367 36,317 Accounts payable and accrued expenses 15,531 17,668 Due to affiliates 13,856 15,429 Intangible lease liability, net of depreciation 9,115 6,428 Total liabilities $ 4,158,349 $ 4,530,465 Redeemable convertible preferred stock: Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of March 31, 2023 and December 31, 2022 $ 89,748 $ 89,748 Redeemable convertible preferred stock Series I, $0.01 par value, none authorized and outstanding as of March 31, 2023, none authorized and outstanding as of December 31, 2022 — 5,000 Total redeemable convertible preferred stock $ 89,748 $ 94,748 Equity: Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of March 31, 2023 and December 31, 2022 $ 258,742 $ 258,742 Common stock, $0.01 par value, 900,000,000 shares authorized, 83,363,971 and 82,992,784 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively 826 826 Additional paid-in capital 1,603,790 1,602,247 Accumulated other comprehensive income (loss) (1,935) 390 Accumulated deficit (291,762) (299,225) Total stockholders' equity $ 1,569,661 $ 1,562,980 Non-controlling interest 21,268 15,408 Total equity $ 1,590,929 $ 1,578,388 Total liabilities, redeemable convertible preferred stock and equity $ 5,839,026 $ 6,203,601

27 Definitions Distributable Earnings and Run-Rate Distributable Earnings Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans, derivatives and residential adjustable-rate mortgage pass-through securities ("ARM Agency Securities" or "ARMs"), including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) non-cash subordinated performance fee accruals, (vi) loan workout charges, (vii) realized gains and losses on debt extinguishment, (viii) certain other non-cash items, and (ix) impairments of acquisition assets related to the Capstead merger. Further, Run-Rate Distributable Earnings, a non-GAAP measure, presents Distributable Earnings before trading and derivative gain/loss on ARMs. The Company believes that Distributable Earnings and Run-Rate Distributable Earnings provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings is a useful financial metric for existing and potential future holders of its common stock as historically, over time, Distributable Earnings has been an indicator of dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. The Company believes Run-Rate Distributable Earnings is a useful financial metric because it presents the Distributable Earnings of its core businesses, net of the impacts of the realized trading and derivative gain/loss on the residential adjustable-rate mortgage securities acquired from Capstead, which the Company is actively in the process of liquidating from its portfolio. Distributable Earnings and Run-Rate Distributable Earnings do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Run-Rate Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.